EXHIBIT 23.1




               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-50833, Form S-3 No. 333-93809, and Form S-8 No. 333-84245
pertaining to stock option and purchase plans) of FiNet.com, Inc. and subsidiaries and in the related Prospectuses of our report dated February 23, 2001, with respect to the consolidated financial statements of FiNet.com, Inc. and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2000.

                                                   /s/ Ernst & Young LLP

San Francisco, California
March 29, 2001